Exhibit 28.h.5

SERVICES AGREEMENT

This agreement (the “Agreement”) is entered into as of _________, 200_, by and among __________ (“Service Provider”), a _______corporation, Bridgeway Funds, Inc., a Maryland corporation (the “Company”), and Bridgeway Capital Management, Inc., a Texas corporation (the “Adviser”). The Company and Adviser are referred to herein collectively as “Bridgeway.”

Recitals

A.

Service Provider and its agents provide administrative services comprised of, but not limited to, recordkeeping, reporting, and processing services (the “Administrative Services”) to certain qualified and non-qualified retirement plans (each a “Plan” and collectively, the “Plans”). Administrative Services for each Plan include processing and transfer arrangements for the investment and reinvestment of Plan assets in investment media specified by an investment adviser, sponsor, or administrative committee of the Plan (a “Plan Representative”) generally upon the direction of Plan beneficiaries (the “Participants”). The Administrative Services provided by Service Provider are under service agreements with various Plans.

B.

Shares (the “Shares”) of the various series of the Company (each a “Fund” and collectively, the “Funds”) are available for purchase and redemption at net asset value on behalf of the Plans and their Participants through one or more accounts (not to exceed one per Plan) in each Fund (individually an “Account” and collectively the “Accounts”), subject to acceptance of each such Plan by Bridgeway and to the terms and conditions of this Agreement.

C.

Service Provider hereby certifies: (i) for all transactions contemplated by this Agreement that the Plans are all plans that are established or are being established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and therefore not subject to Customer Identification Program (“CIP”) requirements, and/or (ii) for any non-ERISA plans, Service Provider is exempt from such requirements, and as such Service Provider further certifies that it will notify Bridgeway immediately of any changes in or revocation of its exempt status and take appropriate steps to then become compliant with any and all applicable requirements.

Accordingly, the parties hereto agree as follows:

1. Performance of Services. Service Provider and its agents agree to perform the Administrative Services and functions specified in Schedule A attached hereto (collectively, the “Services”) with respect to Shares owned by Plans and included in the Accounts.

2. Pricing Information. Bridgeway or its designee will furnish Service Provider, subject to availability, on each business day that the New York Stock Exchange is open for business (“Business Day”), with (i) net asset value information for each Fund as at the close of regular trading (currently 4:00 p.m., Eastern Time) on the New York Stock Exchange or at such other times at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (the “Close of Trading”), and (ii) dividend and capital gains information for each Fund as it becomes available. Bridgeway or its designee shall provide such information, subject to availability, to Service Provider by 7:00 p.m., Eastern Time on the same Business Day.

3. Orders; Distributions; NSCC/Non-NSCC Trades. Service Provider agrees, by checking one of the following, that it is either a member of the NSCC, will perform only NSCC trades, and will comply with the terms and conditions thereof, or that it will comply with the conditions required below for non-NSCC trades. Service Provider must select one of the two options.

☐ NSCC Trading. Service Provider intends to perform NSCC trading under this Agreement. Service Provider certifies that either:

☐        1) Service Provider is a member of the National Securities Clearing Corporation (“NSCC”) and Service Provider shall act according to its duties as an NSCC member and will abide by the terms and conditions of NSCC membership, which are hereby incorporated herein, or

☐        2) Service Provider will utilize a third-party firm that is a member of the NSCC to perform its trading and the third-party firm has an agreement with Bridgeway or one of its affiliates. Service Provider shall maintain policies and procedures to monitor the third-party clearing firm and will notify Bridgeway of any possible violations of the NSCC membership terms and conditions or violations of the Bridgeway trading policies and procedures as contained in each Fund’s current prospectus.

Additionally, by completing the certification contained in Schedule B attached hereto (“Certification”), Service Provider certifies that all orders transmitted to Bridgeway comply with this paragraph and that it has procedures to ensure compliance.

☐ Non-NSCC Trading. Service Provider intends to perform Non-NSCC trading under this Agreement. Upon the receipt of instructions from Plan Representatives, Service Provider will transmit to Bridgeway or its designee orders to purchase or redeem Shares for specified Accounts on the basis of those instructions by 9:00 a.m., Eastern Time on the next Business Day. Service Provider agrees that payment for net purchases of Shares attributable to all orders executed for the Accounts on a given Business Day will be wired by Service Provider or its designee on the same Business Day such purchase orders are transmitted to Bridgeway or its designees no later than 12:00 p.m., Eastern Time to a custodial account designated by Bridgeway. Subject to Service Provider compliance with the foregoing, Service Provider will be considered limited agent for the Funds and the Business Day on which instructions are received in proper form by Service Provider from Participants or Plan Representatives by the Close of Trading will be the date as of which Shares will be purchased and redeemed as a result of such instructions. Instructions received in proper form by Service Provider from Participants or Plan Representatives after the Close of Trading on any given Business Day shall be treated as if received on the next Business Day. Dividends and capital gains distributions will be issued in additional Shares of the applicable Fund at net asset value in accordance with each Fund’s then current prospectus. By completing the certification contained in Schedule B attached hereto (“Certification”), Service Provider certifies that all orders transmitted to Bridgeway comply with this paragraph and that it has procedures to ensure compliance.

4. Compliance with Laws. At all times, Service Provider shall comply with all laws, rules, and regulations applicable to a transfer agent under the federal and state securities laws, including, without limitation, prospectus delivery requirements (including any applicable prospectus supplements). Whether or not required by applicable law, Service Provider shall deliver or arrange for the delivery of prospectuses to Plan Representatives and to Participants in Participant-directed Plans.

5. Compliance with Prospectus. At all times in its performance of Services under this Agreement, Service Provider shall comply with the terms and conditions of each Fund’s then current prospectus and statement of additional information (collectively, the “Prospectus”).

6. Market Timing. At all times in its performance of Services under this agreement, Service Provider shall comply with all laws, rules, and regulations applicable to a transfer agent under federal and state securities laws regarding market timing. Service Provider agrees to comply with the Funds’ market timing policies as described in the Prospectus with respect to Shares purchased or redeemed on behalf of Plans and their Participants. Service Provider acknowledges that under the terms of the Prospectus, if a Fund determines that an investor is using market timing strategies or making excessive exchanges or redemptions, the Fund reserves the right to refuse any order that could involve actual or potential harm to the Fund. Service Provider agrees to enforce the Funds’ market timing policies on the Participant level and to assist Bridgeway in the detection and prevention of market timing by Participants. Service Provider also agrees either to assist Bridgeway in the collection of any applicable fees, including, but not limited to, redemption fees, or to indemnify Bridgeway for any such fees. Service Provider represents and warrants that it has systems in place for the detection and prevention of market timing.

7. Anti-Money Laundering. Service Provider represents and warrants that it has adopted, implemented, and will maintain policies, procedures and internal controls (an “AML Program”) reasonably designed to prevent any transaction in the Shares from being used to facilitate money laundering or to finance terrorist activities, and that such AML Program will comply with the Bank Secrecy Act and its terms and regulations including, without limitation, the regulations implementing the applicable sections of the USA PATRIOT Act of 2001. Upon request, Service Provider will provide Bridgeway with information and documents to enable Bridgeway to confirm that such AML Program is in place. Service Provider agrees not to enter into any transaction prohibited by or any transaction with an investor listed as prohibited by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”). Service Provider confirms and agrees that Bridgeway and each of the Funds whose Shares are sold pursuant to this Agreement is a beneficiary of this Agreement and is therefore relying (and is entitled to rely) upon Service Provider’s compliance with its AML Program and applicable laws and regulations in connection with such sale. Should Service Provider begin to service any Plans that are, or become, subject to CIP regulations, Service Provider will notify Bridgeway and begin performing CIP obligations at no additional cost to Bridgeway.

8. Maintenance of Records. Each party or its designee shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the Services. Upon the request of Bridgeway, Service Provider shall provide copies of all the historical records relating to transactions between the Funds and the Plans, written communications regarding the Funds to or from such Plans and other materials (including certifications requested by Bridgeway), in each case (i) as are maintained by Service Provider in the ordinary course of its business and in compliance with laws and regulations governing transfer agents, and (ii) as may reasonably be requested to enable Bridgeway or its representatives, including without limitation its auditors or legal counsel, to (a) monitor and review the Services, (b) comply with any request of a governmental body or self-regulatory organization or a Plan, (c) verify compliance by Service Provider with the terms of this Agreement, (d) make required regulatory reports, (e) perform general customer supervision, or (f) comply with anti-money laundering regulations. Service Provider agrees that it will permit Bridgeway or its representatives to have reasonable access to its records to monitor the Services.

9. Representations With Respect to the Funds. Service Provider and its agents and representatives shall not make any representations concerning a Fund or the Shares except those contained in the then current Prospectus of such Fund and in current sales literature prepared by Bridgeway.

10. Relationship of Parties. Except to the extent provided in Section 3, it is understood and agreed that all Services performed hereunder by Service Provider shall be as an independent contractor and not as an employee or agent of Bridgeway or any of the Funds, and none of the parties shall hold itself out as agent of any other party with the authority to bind such party.

11. Use of Bridgeway’s Name. Except as otherwise expressly provided for in this Agreement, Service Provider shall not use, nor shall it allow its employees or agents to use, any name, logo, trademark, service mark or other proprietary designation of the Funds, Bridgeway, any affiliate of Bridgeway, or any funds, products or services sponsored, managed, advised, administered or distributed by Bridgeway or any of its affiliates, for advertising, trade or any other purposes whatsoever without the express prior written consent of Bridgeway, which consent may be withheld by Bridgeway in its sole and absolute discretion.

12. Fees; Expenses.

(a) In consideration of Service Provider’s performance of Services, Bridgeway agrees to pay Service Provider the Administrative Fees described in Schedule C attached hereto (the “Administrative Fees”).

(b) The parties agree that the Administrative Fees are for administrative services only and do not constitute payment in any manner for investment advisory or distribution services.

(c) Service Provider will calculate and invoice the Administrative Fees at the end of each quarter, and Bridgeway will make payment to Service Provider within 30 days after its receipt of an invoice therefore. Each invoice will be accompanied by a statement showing the calculation of the Administrative Fees, together with documentation sufficient for Bridgeway to verify such calculation.

(d) Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations under this Agreement. Notwithstanding the foregoing, it is agreed that the Administrative Fees provided under this Agreement shall be payable: (i) by the Adviser in its capacity as the investment adviser of the Funds out of the legitimate profits from its management fee or (ii) by the Company pursuant to a plan adopted pursuant to Rule 12b-1 (or any successor rule thereof) under the Investment Company Act of 1940 Act, as amended (the “Investment Company Act”), or outside of a Rule 12b-1 (or any successor rule thereof) plan if approved by the Company’s Board of Directors, or both; or (iii) by a combination of (i) and (ii). In the event that amounts are not available to be paid by the Company, then the entire amount shall be payable by the Adviser.

13. Termination. This Agreement shall terminate,

(a) at the option of Service Provider or Bridgeway upon 30 days’ advance written notice to the other party hereto; or

(b) at the option of Service Provider or of Bridgeway, as the case may be, upon written notice to the other party hereto of (i) the institution of formal proceedings against the Funds or Bridgeway, or against Service Provider, as the case may be, by the Financial Industry Regulatory Authority, Inc., the Securities and Exchange Commission or any other regulatory body; or (ii) Bridgeway or Service Provider, as the case may be, being in material breach of the Agreement, unless the party in breach cures the breach to the reasonable satisfaction of the party alleging breach within 10 days following such notice.

14. Indemnification.

(a) Service Provider agrees to indemnify, defend, and hold harmless Bridgeway, the Funds and their affiliates, the Funds’ investment adviser(s), the Funds’ administrators, the Funds’ distributor and each of their directors, trustees, officers, employees, agents and each person, if any, who controls them within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) (the “Bridgeway Indemnitees”), against any losses, claims, damages, liabilities or expenses to which a Bridgeway Indemnitee may become subject insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon (i) the provision of Services by Service Provider, (ii) Service Provider’s negligence or willful misconduct in performing the Services, or (iii) any breach by Service Provider of any material representation, warranty or covenant made in this Agreement. Service Provider will reimburse the Bridgeway Indemnitees for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending such loss, claim or action.

(b) Bridgeway agrees to indemnify and hold harmless Service Provider and its affiliates, and each of its directors, officers, employees, agents, and each person if any, who controls Service Provider and/or its affiliates within the meaning of the Securities Act (the “Service Provider Indemnitees”) against any losses, claims, damages, liabilities, or expenses to which a Service Provider Indemnitee may become subject insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Funds’ registration statement under the Securities Act or Prospectus, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, (ii) Bridgeway’s gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or (iii) any breach by Bridgeway of a material representation, warranty, or covenant made in this Agreement. Bridgeway will reimburse the Service Provider Indemnitees for any legal or other expenses reasonably incurred, as incurred, by them, in connection with investigating or defending any such loss, claim, or action.

15. Additional Representations, Warranties, and Covenants. Each party represents that (a) it is free to enter into this Agreement and that by doing so it will not breach or otherwise impair any other agreement or understanding with any other person, corporation, or other entity and (b) it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement. Service Provider further represents, warrants, and covenants that:

(i) the arrangements provided for in this Agreement will be disclosed to the Plans through their respective Plan Representatives;

(ii) it will not be a “fiduciary” of any Plan with respect to the provision of the Services or with respect to a Plan’s purchase of Shares, as such term is defined in Section 3(21) of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), provided however, that should Service Provider be a fiduciary to the Plans, Service Provider will disclose to the Plans upon execution of this Agreement and in reasonable periodic basis thereafter, the fees to be paid pursuant to this Agreement.

(iii) the receipt of the Administrative Fees described in Section 12 hereof by Service Provider will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

(iv) it will not use any of the Administrative Fees to finance any activity that is primarily intended to result in the sale of the Funds’ shares within the meaning of Rule 12b-1 of the Investment Company Act;

(v) it is not required to be registered as a broker-dealer or transfer agent under the Securities Exchange Act of 1934, as amended, or any applicable state securities laws, including as a result of entering into and performing the Services set forth in this Agreement. However, if Service Provider or its affiliates are registered as a broker dealer or transfer agent, it will give Bridgeway notice in the event that its registration is revoked or suspended by any federal or state regulator or self-regulatory organization; and

(vi) it will execute a Shareholder Information Agreement in substantially the form attached hereto as Schedule D in order to satisfy the requirements of Rule 22c-2 under the Investment Company Act.

Bridgeway further represents, warrants, and covenants that each Fund is registered as an investment company under the Investment Company Act, and its Shares are registered under the Securities Act.

16. Privacy. In the course of providing Bridgeway with the services described in this Agreement, Service Provider will have access to Confidential Information. For the purposes of this Agreement “Confidential Information” is all data and information respecting or pertaining to the clients and customers of Bridgeway and Service Provider, including, without limitation, their names, addresses, social security numbers, telephone numbers, e-mail addresses, account/policy/contract numbers, net worth, salaries, employers, and all other nonpublic personal information. Service Provider agrees that it:

(a) will not disclose Confidential Information to any third parties. Access to Confidential Information will be limited to Service Provider’s authorized employees whose use or access is necessary to provide the Services under this Agreement;

(b) will only use Confidential Information for the performance of the Services it has agreed to perform under this Agreement and for no other purpose; and

(c) will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Confidential Information that (i) are at least equal to industry standards for such types of locations, (ii) are in accordance with reasonable policies in these regards, and (iii) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of Confidential Information under this Agreement. Without limiting the generality of the foregoing, Service

Provider will take all reasonable measures to secure and defend its location and equipment against cyber-attacks, “hackers” and others, both internal and external, who may seek, without authorization, to modify or access its systems or the information found therein. Service Provider will periodically test its systems for potential areas where security could be breached. Service Provider will report to Bridgeway promptly any breaches of security or unauthorized access to its systems that it detects or becomes aware of that would require notification to consumers and/or regulators, as may be required by applicable federal and/or state laws. Service Provider will use reasonable and diligent efforts to remedy such breach of security or unauthorized access in a timely manner. Bridgeway maintains the right to reasonably audit Service Provider’s systems environment no more than annually, upon 60 days prior written notice, and at Bridgeway’s sole expense and cost.

17. Notice. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the following address or such other address as each party may give notice to the other:

If to Service Provider:	If to Bridgeway:

Attn:	Bridgeway Capital Management, Inc. 20 Greenway Plaza Suite 450 Houston, Texas 77046 Attn: ___________________

A notice given pursuant to this Section shall be deemed given immediately when delivered personally, three days after the date of certified mailing, or one day after delivery by courier service.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

19. Entire Agreement. This Agreement along with any schedules or exhibits attached constitutes and contains the full and complete understanding and agreement of the parties and supersedes all prior representations, promises, statements, arrangements, agreements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied.

20. Amendment; Waiver. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties or by operation of law.

21. Force Majeure. Notwithstanding any other provision of this Agreement, no party shall be liable for any delay or failure to perform caused by fire, flood or other casualty or natural disaster, equipment or power failure, acts of government, acts of terrorism or any other cause beyond its reasonable control.

22. Assignment. This Agreement shall not be assigned by a party hereto, without the prior written consent of the other parties hereto.

23. Severability; Survival. Each provision of this Agreement shall be deemed and construed as a separate and independent provision. If any provision or any part of any provision of this Agreement shall be held illegal, invalid or unenforceable by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect. The provisions of Sections 7, 8, 9, 11, 14 and 16 shall survive termination of this Agreement.

24. Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

25. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date set forth above.

SERVICE PROVIDER

________________________________
By:
Name: ___________________________
Title: ___________________________

BRIDGEWAY FUNDS, INC.

By: ____________________________
Name: _________________________
Title: __________________________

BRIDGEWAY CAPITAL MANAGEMENT, INC.

By: ____________________________
Name: _________________________
Title: __________________________

SCHEDULE A

SERVICES

Service Provider and its agents shall perform the following services, all in accordance with the terms of this Agreement:

1. Maintain separate records for each Plan, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances.

2. Disburse or credit to the Plans, and maintain records of, all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

3. Prepare, and transmit to the Plans or the Plan Representatives, periodic (monthly or quarterly) statements showing the total number of Shares owned by each Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan during the statement period (whether paid in cash or reinvested in Shares).

4. Transmit to the transfer agent of each Fund purchase orders and redemption requests placed by the Plans.

5. Transmit to Bridgeway or the Funds or any of the agents designated by any of them, such periodic reports as Bridgeway or any Fund shall reasonably conclude is necessary to enable Bridgeway or such Fund to comply with federal or state securities law requirements.

6. Transmit to the Plans or Plan Representatives confirmations of purchase orders and redemption requests placed by the Plans.

7. Maintain all account balance information for the Plans and daily and monthly purchase summaries expressed in Shares and dollar amounts.

8. Settle purchase order and redemption requests placed by Service Provider on behalf of the Plans in accordance with the terms of each Fund’s Prospectus.

9. Prepare, file, or transmit all federal, state and local government reports and returns as required by law with respect to each Account maintained on behalf of a Plan.

10. Collect, compile, prepare, report and maintain all information and records required by applicable anti-money laundering policies, procedures, laws, and regulations.

SCHEDULE B

CERTIFICATION

On behalf of ___________________________________ (entity), we are providing the following representations as to activities processed through us.

We provide record keeping services for various qualified and non-qualified employee benefit and/or retirement plans that purchase and redeem shares of the Funds made available by Bridgeway.

In the normal course of business we receive orders to purchase or redeem Shares of the Funds and we transmit these orders to Bridgeway or its designee.

We hereby certify that (please select one option):

☐ We are a member of the National Securities Clearing Corporation (“NSCC”) and that we will abide by the terms and conditions of NSCC membership, which are hereby incorporated herein. We shall act according to our duties as an NSCC member including but not limited to the duties, procedures, and obligations as defined by the NSCC.

☐ We are utilizing a third-party firm for clearing purposes that is a member of the National Securities Clearing Corporation (“NSCC”) and that the third-party firm has an agreement with Bridgeway or one of its affiliates. We shall maintain policies and procedures to monitor the third-party clearing firm and will notify Bridgeway of any possible violations of the NSCC membership terms and conditions or violations of the Bridgeway trading policies and procedures as contained in the Funds’ current Prospectus.

☐ All orders received by 4:00 p.m., ET are transmitted by 9:00 a.m., ET on the next business day. Further we certify that the orders placed prior to 9:00 a.m., ET are received prior to 4:00 p.m., ET on the previous business day. If any orders are received after 4:00 p.m., ET, they are processed as if received on the following business day.

We hereby certify that we have policies and procedures in place to abide by the 4:00 p.m., ET Close of Trading.

Signed:		Date:________________________
Name
For:
Entity
Its:
Title

SCHEDULE C

ADMINISTRATIVE FEES

The Administrative Fees per annum shall be calculated monthly and invoiced quarterly, as agreed upon by the parties, and payable in installments by Bridgeway (subject to the provisions in Section 12(d) of the Agreement) to Service Provider and shall be in an amount calculated as set forth below. In order for Service Provider to be entitled to payment of the Administrative Fees with respect to any Plan, such Plan must maintain an omnibus account on the transfer agency system for each Fund available to Participants and otherwise be acceptable to Bridgeway in its discretion.

The annual Administrative Fees are set forth on the following schedule:

Fund Name	Ticker	Fees per Annum

SCHEDULE D

SHAREHOLDER INFORMATION AGREEMENT

This Agreement is made as of ________, 201__, or such other compliance date (the “Effective Date”) mandated by Rule 22c-2 (“Rule 22c-2”) of the Investment Company Act of 1940, as amended (“1940 Act”) whichever shall last occur, by and between Bridgeway Funds, Inc. (the “Company”), and______________ (the “Intermediary”).

WHEREAS, the Company has filed a registration statement with the Securities and Exchange Commission (“SEC”) to register itself as an open-end management investment company under the 1940 Act, and to register the offer and sale of its shares under the Securities Act of 1933, as amended (“1933 Act”);

WHEREAS, the Intermediary facilitates trading for Shareholders investing indirectly in one or more of the series of the Company;

WHEREAS, Rule 22c-2 requires the Company, on behalf of its series, to enter into a Shareholder Information Agreement with each financial intermediary, as defined by Rule 22c-2; and

WHEREAS, the Company has identified the Intermediary as a financial intermediary.

NOW THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1. Definitions

A. The term “Fund” includes all series of the Company as well as the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in Rule 22c-2(b).

B. The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund that are held by the Intermediary.

C. The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name.

D. For retirement plan (“Plan”) recordkeepers, the term “Shareholder’ means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares.

E. The term “written” includes electronic writings and facsimile transmissions.

2. Agreement to Provide Information. Effective as of the Effective Date, Intermediary agrees to provide the Fund, upon written request, the Taxpayer Identification Number (“TIN”), the Individual Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.

A. Period Covered by Request.    Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

B. Form and Timing of Response.    Intermediary agrees to transmit the requested information specified in Paragraph 2 above to the Fund or its designee promptly, but in any event not later than five (5) business days, after receipt of a request. If requested by the Fund or its designee, Intermediary agrees to use best efforts to determine promptly, but in any event not later than five (5) business days after receipt of a specific request, whether any specified person about whom it has received the identification and transaction information specified in Paragraph 2 above is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly, but in any event not later than five (5) business days after such request, either (i) obtain and transmit (or arrange to have transmitted) the requested information specified in Paragraph 2 above for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. In such instance, Intermediary agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this Paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

C. Limitations on Use of Information.    The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary. The Fund may, however, use the information received to ensure compliance with the Fund’s compliance policies and procedures.

3. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

A. Form of Instructions.    Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

B. Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but in any event not later than five (5) business days after receipt of the instructions by the Intermediary.

C. Confirmation by the Intermediary. Intermediary must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

INTERMEDIARY

________________________________
By:
Name: ___________________________
Title: ___________________________

BRIDGEWAY FUNDS, INC.

By: ____________________________
Name: _________________________
Title: __________________________